EXHIBIT 10.36

BACKGROUND AND DEFINITIONS
--------------------------

1. This agreement details the outsourcing arrangement of a 1) unified messaging service within the US. VIRTUALPLUS will supply a service based upon the R2 Worldmail and RE ETTS platforms. Worldmail delivers Voicemail and Fax from a phone number to an pre-determined e-mail address. ETTS provides a telephone interface to a POP3 account to allow collection of E-mail (via a text to speech system) and Voicemail (which has been delivered by the Worldmail system). Worldmail and ETTS make up a Unified Messaging Service, which will hence be referred to as a UMS.

2. The UMS can be provided on two telephone numbering plans. EXTENSION UMS where each user is given a shared phone number and unique extension to enable messages to be sent to their account. And UNIQUE NUMBER UMS where each user is furnished with their own their own unique phone number to enable messages to be sent to their account.

3. The UMS be operated on hardware and software systems which is hereby referred to as a NODE.

4. 1st LINE SUPPORT is defined as where NetVoice customers call into NetVoice support staff for training and common problems. 2nd LINE SUPPORT is where advanced NetVoice support people deal with complicated server end issues which the 1st line support people cannot fix. They also deal with issues documented by Virtualplus concerning the UMS. 3rd LINE SUPPORT is handled by Virtualplus and is defined as the handling problems that have not been documented before or new feature requests.

VIRTUALPLUS OBLIGATIONS
-----------------------

5. VIRTUALPLUS will provide the UMS to the OPERATOR on a non-exclusive basis. The UMS will be serviced on a NODE which will remain the sole property of VIRTUALPLUS. The NODE will reside in the OPERATORS hosting facility in Dallas.

6. VIRTUALPLUS will provide on-going hardware upgrades to the NODE to ensure that the UMS has a user to line capacity ratio of 100:1 for UNIQUE NUMBER UMS and 5000:1 for EXTENSION UMS. The NODE Hardware will remain the property of VIRTUALPLUS at all times. VIRTUALPLUS will also provide on-going software upgrades to the UMS as and when they become available.

7. VIRTUALPLUS will also use best efforts to provide the OPERATOR with a UMS with access phone numbers in London, New York, Tokyo and other cities for the same cost as the numbers provided on the NODE located at the OPERATOR site.

8. VIRTUALPLUS will provide the OPERATOR a branded version of the UMS to the OPERATOR. The branding will include a "Powered by Virtualplus" icon located in a prominent position on the Web Site of the OPERATOR and a text line in the message delivery stating "Powered by Virtualplus." Position of the VIRTUALPLUS logo will be on the bottom of the web page on which it is placed. The logo will be no larger than 1.5 inches wide and 1 inches high as viewed on a 14" screen with 800x600 resolution.

9. Private branding for NetVoice customers for resale will be provided at the cost of $160/hour with a general understanding that most private branding, with standard changes of logos and names will not require more than 4 hours of work.

10. VIRTUALPLUS will provide 3rd LINE SUPPORT from 9-5 EST daily. Should this total more than 2 hours per week then a charge of $200 per hour will be levied. VIRTUALPLUS will not deal with any users of the OPERATOR direct only to the 2nd LINE SUPPORT staff of the OPERATOR (who will have documented and researched any problem before passing to VIRTUALPLUS).

11. VIRTUALPLUS warrants that (i) it has good title to the UMS and the NODE and the right to permit its use by OPERATOR free of any proprietary rights, liens, or encumbrances of any other party.

12. VIRTUALPLUS warrants that the UMS and NODE are and will be Year 2000 Compliant (as defined below). Year 2000 Compliant Software that is intended to inter-operate with third party products as described herein will be compatible and inter-operate in such manner as to process between them, as applicable, date related data correctly as described in the definition of "Year 2000 Compliant." Except as set forth in the preceding sentence, (i) VIRTUALPLUS assumes no responsibilities or obligations to cause third party products to function with the NODE or the UMS; and (ii) VIRTUALPLUS will not be in breach of this warranty for any failure of the UMS to be Year 2000 Compliant if such failure results from the inability of any software, hardware, or systems of OPERATOR or any third party to be Year 2000 Compliant. "Year 2000 Compliant" means that (a) neither the performance nor functionality of the UMS or the NODE will be affected by dates prior to, during and after the year 2000, (b) no value for current date will cause any interruption in the operation of the UMS or the NODE; (c) the year 2000 is recognized as a leap year; (d) in all interfaces and data storage the century, in any date, is specified either explicitly or by unambiguous algorithms or inferencing rules; and (e) date-based functionality of the UMS behaves and will behave consistently for dates prior to, during and after the year 2000.

OPERATOR OBLIGATIONS
--------------------

13. The OPERATOR will provide the following hosting requirements on-net within their Dallas hosting facility.


One T1 PRI Line (initially scaling up in future)      24 out of 24 lines enabled
---------------------------------------------------------------------------------------
800 Area DID numbers for Unique Number UMS            800 Area code
---------------------------------------------------------------------------------------
Incoming 800 Service                                  Terminated on T1
---------------------------------------------------------------------------------------
Co-location Space                                     19" Rack space
---------------------------------------------------------------------------------------
Internet Feed                                         Minimum 256K dedicated bandwidth
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

14. The OPERATOR will offer the EXTENSION UMS service free to all its users. The OPERATOR will use best efforts to promote UNIQUE NUMBER UMS on an 800 number as a premium service to its customer base and attempt to Up-sell every user of the Free service to the premium service. The OPERATOR will have customer ownership at all times.

15. The OPERATOR will commence a beta pilot program of the UMS on (or before) November 15, 1999. After a 1 month beta period the UMS will go live on December 15, 1999.

16. The OPERATOR will promote and preserve the goodwill and reputation associated with the UMS and VIRTUALPLUS.

17. The OPERATOR will to ensure that all users of the UMS enter into an agreement with the OPERATOR in terms substantially the same as those contained on the sign up screen of the VIRTUALPLUS Messagejet site www.messagejet.com, before being permitted to use the UMS.

TERMINATION
-----------

18. This agreement will remain in place until further notice. Either side may terminate by giving 30 days notice to the other side. This agreement will terminate should either party become insolvent or file bankruptcy protection. Notices are deemed to be delivered when posted first class mail AND E-mailed.

19. Should termination occur then the OPERATOR has the option to purchase the NODE and license to operate the UMS at a total cost of $1 per user on the system (subject to a $30000 minimum). Any VIRTUALPLUS proprietary software on the NODE shall remain of VIRTUALPLUS, but will be licensed on a non-exclusive basis to the OPERATOR for the number of users on the system immediately prior to termination if the purchase option is exercised. Should this offer not be accepted within 10 days then the NODE will be returned to VIRTUALPLUS immediately.

GENERAL
-------

20. Neither party will issue or release, directly or indirectly, any press release, marketing material or other communication to or for the media or the public that pertains to this Agreement (collectively, a "Press Release") unless the form and content of such Press Release have been approved by the other party hereto, such approval not to be unreasonably withheld or delayed.

21. This Agreement is made in New York, New York. This Agreement and all rights and obligations of the parties hereto shall be governed and construed in accordance with the Law of the State of New York.

22. Both parties hereby agree and undertake fully and effectively to indemnify and keep indemnified each other after as well as before the expiry or termination of service hereof for and against all damages, loss, claims, demands, expenses (including legal and professional expenses), costs and liabilities which either party may at any time incur as a result of any actions by either party.




Signed on Behalf of the NETVOICE        Signed on Behalf of VIRTUALPLUS


Maya Crothers, VP of
Marketing                               /s/ JOHN PITCHER


Name: /s/ MAYA CROTHERS                 Name: JOHN PITCHER


Date: 11/4/99                           Date: 11-25-99

SCHEDULE

INITIAL PAYMENTS FROM OPERATOR TO VIRTUALPLUS
---------------------------------------------


--------------------------------------------------------------------------
Set-up of UMS, Branding for NetVoice, API              $10000*
Configuration, Interfaces for Operator,
Initial Training on UMS API, Linking of Virtualplus
host system to Operator Web Site, Set-up of up
to 50 demo Extension accounts.
--------------------------------------------------------------------------
Dallas Set up, on site training, line                  $80000 (optional**)
configuration and interfacing, transport of the
server, transport of staff for initial training
and 1 day technical training.
--------------------------------------------------------------------------

--------------------------------------------------------------------------

*To be paid on delivery of UMS hardware node to NetVoice location. **$4000 to be paid before 30 days after live date, $4000 be paid 60 days after live date.

MONTHLY PAYMENTS FROM OPERATOR TO VIRTUALPLUS*
----------------------------------------------

--------------------------------------------------------------------------
Item                            On or off-Net with  Off Net in a
                                NetVoice            Virtualplus and/or
                                                    International location
--------------------------------------------------------------------------
One Off Sign-up charge          Free                $0.35
 EXTENSION UMS
--------------------------------------------------------------------------
Monthly rental charge for       Free                $0.25
 EXTENSION UMS
--------------------------------------------------------------------------
One Off Sign-up charge          $2.50               $2.50
 UNIQUE NUMBER UMS
--------------------------------------------------------------------------
Monthly rental charge for       $1.50               $1.50
 UNIQUE NUMBER UMS
--------------------------------------------------------------------------

--------------------------------------------------------------------------


*Subject to a minimum total monthly charge of $3750 (This minimum total monthly charge will NOT apply when the total cumulative amount of monthly payments reaches over $50,000 HOWEVER the minimum monthly charge will apply if that in any one month period NetVoice does not sell 1 Unique Number UMS for every 100 Extension UMS accounts it provides free).

OTHER PAYMENTS FROM OPERATOR TO VIRTUALPLUS
-------------------------------------------

--------------------------------------------------------------------------
Offsite Engineer Visit (i.e. Dallas POP)*      $750 per day + out of
                                               pocket expenses
--------------------------------------------------------------------------
Re-branding for NetVoice and their             $160 per hour performed in
Resellers                                      Virtualplus office.
--------------------------------------------------------------------------

*The initial set up of the Node is not considered an offsite visit.